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                                                                    EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the registration statement on Form S-8 pertaining to the WatchGuard Technologies, Inc. 2000 Stock Option Plan of our report dated January 26, 2001, with respect to the consolidated financial statements and schedule of WatchGuard Technologies, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



                                                  /s/ ERNST & YOUNG LLP


Seattle, Washington
June 11, 2001